UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2023

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 24, 2023, Hoth Therapeutics, Inc. (the “Company”) received a notice from the U.S. Food and Drug Administration (“the “FDA”) regarding its investigational new drug application (“IND”) submitted under Section 505(i) of the Federal Food, Drug, and Cosmetic Act. Pursuant to such notice, the FDA indicated that it has completed its safety review of the Company’s protocol and is permitting the Company to proceed with its proposed use for treatment of rash and skin disorders associated with initial and repeat courses of epidermal growth factor receptor (“EGFR”) inhibitor therapy. This IND includes protocol, “A Randomized, Placebo-controlled, Parallel Phase 2a Dose-ranging Study to Investigate the Efficacy, Safety, and Tolerability of Topical HT-001 for the Treatment of Skin Toxicities Associated with Epidermal Growth Factor Receptor Inhibitors CLEER Trial (Chemotherapy Longevity by Evading EGFR Inhibitor Reactions).”

In addition, on February 24, 2023, the Company received a notification that its European Patent Application (Title: COMPOSITIONS AND METHODS FOR TREATING LUNG INFLAMMATION) was filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2023	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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